                                                                   EXHIBIT 10.12

                           INTERCOAST ENERGY COMPANY



                          PERFORMANCE INCENTIVE PLAN



                                     1996
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INTERCOAST ENERGY COMPANY
PERFORMANCE INCENTIVE PLAN
- --------------------------------------------------------------------------------


Plan Purposes:             Focus the efforts of key employees primarily on
- --------------             performance criteria that can be quantitatively
                           measured and that meet InterCoast Energy Company's expectations.

                           Recognize differences in the performance of individual participants.

Plan Year:                 The fiscal year (January through December).
- ----------

Participants:              Those individuals recommended by the President,
- -------------              InterCoast Energy Company and approved by the
                           Compensation Committee.

Compensation               Those individuals appointed by the InterCoast Board
- ------------               of Directors to comprise the Compensation Committee.
Committee:                 The Committee will be responsible for Plan
- ----------                 administration.

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Award Opportunities:       Participating positions will be grouped by incentive
- --------------------       award categories.

                           Each incentive category will have a target award level assigned to it.

                           . The target award will be paid if a stated performance goal(s) is achieved.

                           . Minimum and maximum performance/award levels will be built around the target performance/award levels.

                           A mega-maximum award opportunity applicable only to the President & CEO Continential Power Exchange and the SVP Energy Marketing will be established for each performance criteria. The mega-maximum award opportunity will be to encourage an ever increasing performance effort while assuring a minimum performance level for all criteria. Percentage amounts earned between the maximum and mega-maximum will be reduced by the target percentage award for any performance criteria that does not meet target. In no event, however, shall the mega-maximum award be less than zero.

                           The incentive categories, with their respective award opportunities, are set forth below:

                           Incentive                Award Opportunity
                           ---------                -----------------
                           Category                 (as % of Salary)
                           --------                 ----------------
                                              Minimum      Target      Maximum
                                              -------      ------      -------

                              A                 20           40           80
                              B1                10           20           40
                              B2                10           20           40
                              C                  5           10           20

                           Category A shall initially include the following position:

                           .  President & CEO, Continential Power Exchange

                           .  Senior Vice President Energy Marketing

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Award Opportunities:       Category B1 shall initially include the following
- --------------------       positions:

                           . Senior Vice President & COO, Continental Power Exchange

                           . Vice President & General Manager, InterCoast Power Marketing

                           Category B2 shall initially include the following positions:

                           .  Vice President, Finance

                           .  General Counsel & Corporate Secretary

                           .  General Manager, Human Resources

                           . Executive Director of Marketing, Continental Power Exchange

                           Category C shall initially include the following positions:

                           .  Manager, Accounting

                           .  Manager, Treasury

                           .  Vice President, Marketing & Business Development

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Performance/Award          Each Participant's award opportunity will be
- -----------------          segmented into two components as illustrated below.
Components:
- -----------
                                            Weighting of Award
                                      Opportunity/Performance Factors
                                      -------------------------------


                           Incentive            Financial         Non-Financial
                           Category               Goals               Goals
                           ---------            ---------         -------------

                           A, B1                   50%                 50%
                           B2, C                   40%                 60%

                           One component's performance will not directly affect the portion of the award opportunity earnable from another one, except as noted below in the "Threshold Corporate Performance" requirement.

                           A Participant's final award amount will be determined as the sum of the awards earned based on the performance of their pertinent award components.



Threshold Corporate        If a threshold level of performance established for
- -------------------        the Financial Goals is not achieved, no part of the
Performance:               incentive opportunity otherwise earned through the
- ------------               Non-Financial Goals component will be paid. Threshold
                           performance shall be set at 80% of budget.

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Performance Criteria:      Normally, up to five performance criteria will be
- ---------------------      established for the Non-Financial objectives.

                           Target, minimum, and maximum performance levels will be established for each of the performance criteria. These performance levels will coincide with the target, minimum, and maximum award levels referred to previously. These performance levels, together with the weighting of each of the performance criteria, will be established prior to each Plan Year, approved by the Compensation Committee, and will be set forth in an Appendix that will be attached to these Plan specifications.

                           Interpolated performance/reward levels will be established on a straight-line basis between each of the above performance/reward levels. If actual performance falls below the minimum level set forth for the particular performance criterion, the portion of the award related to that performance criterion will be forfeited in its entirety.

Performance/Reward         A Participant's final award will be calculated as the
- ------------------         sum of the amounts earned from each of the
Levels:                    performance/reward opportunities, each independent
- -------                    from the others. However, in no event will any award
                           be payable unless the Financial Goal threshold is met.

The Effect of              In comparing actual performance against the
- -------------              performance goals, the CEO, InterCoast Energy
Extraordinary Items:       Company, with the approval of the Compensation
- --------------------       Committee, may exclude from such comparison any
                           extraordinary gains, losses, charges, or credits which appear on the Company's books and records as it deems appropriate. An extraordinary item may include, without limiting the generality of the foregoing, an item in the Company's financial statements reflecting an accounting rule, tax law, or major legislative change not taken into consideration in the establishment of the performance goals. In addition, the impact of a material dislocation in the U.S.
                           economy or a substantive change in InterCoast Energy
                           Company's business plans also may be deemed to be such an extraordinary item.

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Termination of             If the Participant's employment is terminated during
- --------------             a plan year for reason of death, disability, or
Employment:                normal or early retirement, a pro-rata award will be
- -----------                calculated (at year-end). The award will be
                           calculated by multiplying the award that would have been earned if the Participant had remained employed throughout the Plan Year by a proration factor.

                           If a Participant's employment is terminated during a plan year for any other reason, an incentive award normally will not be paid. However, the CEO, InterCoast Energy Company with the approval of the Compensation Committee, may exercise discretion in this matter.

Form and Timing of         All awards will be paid in cash and will be subject
- ------------------         to applicable withholdings.
Payments:
- ---------                  Payment of the full value of the final award will
                           follow the release of audited results after the end of the Plan Year in which it is earned, but no later than April 1.

Modification or            This Plan may be amended, suspended, or terminated
- ---------------            only in writing at any time for any reason by the
Termination of the         CEO, InterCoast Energy Company, without the consent
- ------------------         of the Participants or any other person claiming a
Plan:                      right under the Plan.
- -----

Plan is Not an             This Plan does not constitute an employment contract
- --------------             or right of continued employment. The Company
Employment                 reserves the right to dismiss a Participant at any
- ----------                 time, with or without cause, free from any claim or
Contract:                  liability other than as provided under this Plan.
- ---------

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Other Miscellaneous        The administration of this Plan is strictly at the
- -------------------        discretion of the Company and the CEO, InterCoast
Items:                     Energy Company.
- ------
                           With respect to this Plan, this document and attachments covers all incentive award terms. There are no other written or oral provisions and any and all representations, warranties, covenants and agreements with respect to the Plan are merged herein.

                           No Participant shall have any claim or right to be granted an award.

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